                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                           NEXELL THERAPEUTICS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                      [LETTERHEAD OF NEXELL THERAPEUTICS]



                                April 27, 2001


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Nexell Therapeutics Inc., which will be held at The Doubletree Hotel, 90 Pacifica, Irvine, California on June 21, 2001. The Annual Meeting will begin promptly at 9:00 a.m. Pacific Daylight Time.

The accompanying Proxy Statement, which you are urged to read carefully, provides important information regarding matters that will be considered and voted upon at the Annual Meeting. In addition to electing directors of the Company and ratifying the appointment of the independent auditors, stockholders will be asked to approve an increase in the amount of shares issuable under the Company's 1997 Incentive and Non-Incentive Stock Option Plan.

These are very important matters that have significant impact on the Company. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully and vote your shares promptly. The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. BECAUSE THE VOTE OF EACH STOCKHOLDER IS IMPORTANT, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU NOW PLAN TO ATTEND THIS MEETING. This will not limit your right to attend the meeting or to change your vote at the meeting.

We appreciate your cooperation and interest in the Company. To assist us in preparing for the meeting, please return your proxy card at your earliest convenience.

On behalf of the Board of Directors, I look forward to seeing you on June 21.


                                        Sincerely,


                                        William A. Albright, Jr.
                                        President and
                                        Chief Executive Officer

                           NEXELL THERAPEUTICS INC.
                                   9 Parker
                           Irvine, California 92618
                                (949) 470-9011


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 21, 2001


TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Nexell Therapeutics Inc. will be held at the Doubletree Hotel, 90 Pacifica Avenue, Irvine, California on Thursday, June 21, 2001 at 9:00 a.m., Pacific Daylight Time, to consider and act upon the following proposals:

     1.   To elect a Board of eight directors;

     2. To increase the number of shares of Common Stock issuable under the Company's 1997 Incentive and Non-Incentive Stock Option Plan from 1,312,500 to 2,262,500;

     3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2001; and

     4. To transact such business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are described in the Proxy Statement accompanying this notice. Only common stockholders of record at the close of business on April 23, 2001, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

The Company's Annual Report to Stockholders for the year ended December 31, 2000 containing audited financial statements accompanies this Proxy Statement.

In compliance with Section 219 of the General Corporation Law of the State of Delaware, a list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company. The list of stockholders will be available for examination at the site of the Annual Meeting on the meeting date from 8:30 a.m. until adjournment of the meeting.



                                        By Order of the Board of Directors,


                                        Wayne Tyo
                                        Secretary

Irvine, California

April 27, 2001


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE IS THE RECORD HOLDER OF YOUR SHARES AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD
                                                                      ----------
HOLDER A PROXY ISSUED IN YOUR NAME.
----------------------------------

               -------------------------------------------------------

               YOU CAN VOTE IN ONE OF THREE WAYS:
                 (1) Use the toll-free telephone number on your proxy card to vote by phone;
                 (2) Visit the web site noted on your proxy card to vote via the Internet; or
                 (3) Sign, date and return your proxy card in the enclosed envelope to vote by mail.

               -------------------------------------------------------

                           NEXELL THERAPEUTICS INC.
                                   9 Parker
                           Irvine, California 92618
                                (949) 470-9011


                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                          To Be Held On June 21, 2001

                                 INTRODUCTION


General

This Proxy Statement is being furnished to stockholders of Nexell Therapeutics Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at the Doubletree Hotel, 90 Pacifica Avenue, Irvine, California on Thursday, June 21, 2001 at 9:00 a.m., Pacific Daylight Time, and any and all adjournments or postponements thereof. The cost of the solicitation will be borne by the Company.

It is expected that this Proxy Statement and the accompanying proxy card will be first mailed to stockholders on or about May 7, 2001.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

     1.   To elect a Board of eight directors;

     2. To increase the number of shares of Common Stock issuable under the Company's 1997 Incentive and Non-Incentive Stock Option Plan from 1,312,500 to 2,262,500;

     3. To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2001; and

     4. To transact such business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting at the Annual Meeting

Stockholders of record of the Company's common stock, $.001 par value (the "Common Stock") at the close of business on April 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder being entitled to one vote per share on each matter to be considered at the Annual Meeting. On the Record Date, there were 20,925,509 shares of Common Stock issued and outstanding. Holders of the Company's Series A Preferred Stock and Series B Preferred Stock are not entitled to vote at the Annual Meeting.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (10,462,755 shares outstanding of the 20,925,509 shares outstanding) is necessary to constitute a quorum at the Annual Meeting.

The election of each of the eight nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

Ratification of the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2001 and approval of the amendment to the Company's 1997 Incentive and Non-Incentive Stock Option Plan will each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instruction marked thereon, subject to the following conditions:

     Election of Directors

Shares represented by a proxy marked "WITHHOLD AUTHORITY" to vote for (i) all eight nominees or (ii) any individual nominee(s) for election as directors and not otherwise "FOR" the other nominees will not be counted in determining whether a plurality vote has been received for the election of directors. In the absence of instructions, shares represented by a proxy will be voted FOR all of the eight nominees. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies ("broker non-votes"), those shares will be disregarded and therefore will have no effect on the outcome of the vote.

     Other Proposals

Shares represented by a proxy marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, shares represented by a proxy will be voted FOR all of the proposals set forth in the Notice of Annual Meeting and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. In instances of broker non-votes, those shares will not be included in the vote totals, and therefore will have no effect on the outcome of the votes on the proposals.

Voting by Proxy

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of three ways:

     (1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

     (2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

     (3) By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and Internet access charges.

If you vote by telephone or Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you should not return your proxy card.

If your shares are held in the name of a bank, broker or other holder of record (that is "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through most banks and brokers.


Changing Your Vote

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary of the Company. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

                    OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                           DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 1, 2001, information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock, together with their respective addresses, (ii) each director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation and Related Matters - Compensation Summary" appearing later in this Proxy Statement and (iv) all directors and executive officers as a group:

         Name                             Shares Beneficially Owned         Percent of Outstanding
         ----                             -------------------------         ----------------------
Richard L. Dunning                                 250,898 (1)                       1.2%
L. William McIntosh                                183,750 (2)                        *
William A. Albright, Jr.                            21,563 (2)                        *
Dennis E. Van Epps, Ph.D.                           51,938 (3)                        *
David Hirsch                                        24,376 (2)                        *
Michel L.E. Bergh, Ph.D.                            15,625 (2)                        *
Daniel Levitt, M.D., Ph.D.                             -0-                           -0-
Eric A. Rose, M.D.                                  12,500                            *
Victor W. Schmitt                                    9,375 (2)(4)                     *
Richard L. Casey                                     3,125 (2)                        *
Joseph A. Mollica, Ph.D.                             3,125 (2)                        *
C. Richard Piazza                                    3,125 (2)                        *
Baxter Healthcare Corporation                   11,978,818 (5)                      37.7%
  One Baxter Parkway, Deerfield,
  Illinois 60015
John Hancock Financial Services, Inc.            3,392,857 (6)                      14.6%
  P.O. Box 111, Boston,
  Massachusetts 02117
Metropolitan Life Insurance Co.                  1,543,832 (7)                       7.2%
  One Madison Avenue, New York,
  New York 10010
All directors and executive                        605,301 (8)                       3.0%
 officers as a group (13 persons)

* Less than one percent of the 19,833,957 shares of Common Stock outstanding on March 1, 2001.

(1) Includes options to purchase 239,000 shares which are exercisable as of March 1, 2001 or will become exercisable by May 1, 2001, 523 shares owned by a daughter of Mr. Dunning, and 125 shares owned by each of Mr. Dunning's spouse, son, and another daughter. Mr. Dunning disclaims beneficial ownership of the shares held by his spouse, son and daughters.

(2) Represents options to purchase shares which are exercisable as of March 1, 2001 or will become exercisable by May 1, 2001.

(3) Includes options to purchase 49,688 shares which are exercisable as of March 1, 2001 or will become exercisable by May 1, 2001 and 2,250 shares owned by Dr. Van Epps.

(4) Mr. Schmitt disclaims beneficial ownership of any securities of the Company beneficially owned by Baxter Healthcare Corporation.

(5) As of December 17, 2000 as reported in Amendment No. 5 to Schedule 13D. Includes 3,500,000 shares of Common Stock owned by Baxter Healthcare Corporation, 7,178,818 shares of Common Stock issuable upon conversion of the 78,967 shares of Series A Preferred Stock owned by Baxter, and 1,300,000 shares of Common Stock issuable upon exercise of a warrant owned by Baxter.

(6) As of December 31, 2000 as reported in Amendment No. 1 to Schedule 13G. Includes 3,000,000 shares of Common Stock which may be issued upon conversion of 33,000 shares of Series B Preferred Stock and 392,857 shares of Common Stock issuable upon exercise of Class B Warrants. Of the 3,000,000 shares, 2,727,272.75 are owned by John Hancock Life Insurance Company ("JHLICO"), 181,818.25 shares are owned by JHLICO's direct wholly-owned subsidiary John Hancock Variable Life Insurance Company ("JHVLICO"), and 90,909 shares are owned by JHVLICO's direct wholly-owned subsidiary Investors Partner Life Insurance Company ("Partners"). Of the 392,857 shares of Common Stock issuable upon exercise of Class B Warrants, 357,142.75 are deemed beneficially owned by JHLICO, 23,809.50 shares are deemed beneficially owned by JHVLICO and 11,904.75 shares are deemed beneficially owned by Partners.

(7) As of December 31, 2000 as reported in Amendment No. 1 to Schedule 13G. Includes 1,624 shares of Common Stock owned, 1,363,636 shares of Common Stock issuable upon conversion of 15,000 shares of Series B Preferred Stock and 178,572 shares of Common Stock issuable upon exercise of Class B Warrants.

(8) Includes options to purchase 577,128 shares of Common Stock which are exercisable as of March 1, 2001 or will become exercisable as of May 1, 2001.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS


Board of Directors of the Company

The Bylaws of the Company provide that the number of directors shall be not less than three nor more than fifteen. The Board of Directors has fixed the current size of the Board at eight. Effective September 29, 2000, L. William McIntosh resigned as a director. Effective October 10, 2000, Daniel Levitt, M.D., Ph.D. was elected as a director by the Board of Directors. Effective December 4, 2000, Donald G. Drapkin resigned from the Board. Effective March 1, 2001, William A. Albright, Jr. was elected as a director by the Board of Directors. There are no vacancies on the Board.

At the Annual Meeting, an eight person Board of Directors is to be elected, to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise specifically directed by stockholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted FOR the election of the eight nominees named below, all of whom are current directors of the Company.

In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted FOR such substitute nominee as may be designated by the present Board of Directors.

The Company, current directors Richard L. Dunning and Eric A. Rose, M.D., now former directors Donald G. Drapkin, Lindsay A. Rosenwald, M.D. and Lawrence D. Fink, Paramount Capital Asset Management Inc. and Baxter Healthcare Corporation ("Baxter") are parties to a Voting Agreement dated December 17, 1997 (the "Voting Agreement"), pursuant to which all parties agreed to vote all of their Common Stock in favor of one Baxter-nominated director. Victor W. Schmitt has been elected a director pursuant thereto. In addition, Baxter has agreed to vote all of its Common Stock in favor of the nominees for director recommended by the majority of the Company's Board of Directors. The Voting Agreement will remain in effect as long as Baxter continues to own at least 3% of the Common Stock. Baxter's obligations will terminate if the "threshold" as described in a Side Letter Agreement dated November 24, 1999 between the parties is met. See "Certain Transactions."

Biographical Information

Each nominee's name, age, office with the Company, if any, the year first elected as a director and certain biographical information are set forth below:

     Richard L. Dunning, 55, was elected as Chairman of the Board of Directors in May 1999 and was Chief Executive Officer of the Company from April 1996 until March 1, 2001. Prior to joining the Company, Mr. Dunning served as Executive Vice President and Chief Financial

Officer of the DuPont Merck Pharmaceutical Company (now DuPont Pharmaceuticals Company) from 1991 to 1995. Mr. Dunning also serves as a director of Centaur Pharmaceuticals, Epoch Biosciences and Endorex Corp.

     Eric A. Rose, M.D., 50, was elected a director of the Company in November 1995. Dr. Rose is Surgeon-in-Chief at Columbia Presbyterian Medical Center in New York, a position he has held since August 1994. Dr. Rose is a past president of the International Society for Heart and Lung Transplantation.

     Victor W. Schmitt, 52, was elected a director of the Company in December 1997 pursuant to the Voting Agreement. Mr. Schmitt has been President, Venture Management, Baxter Healthcare Corporation since 1994. Prior to this position, he held the operating position of President, Baxter Biotech Europe. Mr. Schmitt joined Baxter after a 16-year career with the American Red Cross Blood Services, where he held positions in marketing and operations. He also serves as a director of GenStar Therapeutics Corp. and Acambis plc.

     C. Richard Piazza, 53, was elected a director of the Company in November 1999. Mr. Piazza has served as President and Chief Executive Officer of MAXIA Pharmaceuticals since February 2001. Mr. Piazza served as Chairman and CEO of PharmaPrint Inc., a dietary supplements, functional foods and natural pharmaceuticals company from 1999 to 2000. Prior to joining PharmaPrint, Mr. Piazza was CEO of VitaGen Inc., a biotechnology company specializing in combating liver disease, from 1994 to 1999. Previous management positions include that of President and CEO of Everest and Jennings International Ltd., President and CEO of Marquest Medical Products, President and CEO of Smith and Nephew Solopak, President of Biolectron, Inc., President and CEO of Radius Health System Services & Supplies, as well as management roles at Stimetics and Ohmeda.

     Joseph A. Mollica, Ph.D., 60, was elected a director of the Company in November 1999. Dr. Mollica has been Chairman and CEO of Pharmacopeia, a leader in the field of drug discovery using small molecule combinatorial chemistry, since 1994. Prior to joining Pharmacopeia, Dr. Mollica served as President and CEO of the DuPont Merck Pharmaceutical Co. and Vice President of DuPont Pharmaceuticals. He joined DuPont Medical Products as Head of Pharmaceutical and Biotechnology after twenty years as a scientist and executive at Ciba-Geigy. Dr. Mollica also serves as a director of Pharmacopeia Inc., Neurocrine Biosciences Inc., Impath Inc. and Genencor International Inc.

     Richard L. Casey, 54, was elected a director of the Company in November 1999. Mr. Casey has served since January 2000 as Chairman and CEO of CellGate, Inc., a drug discovery company. Mr. Casey served as Chairman and CEO of Scios Inc. (formerly California Biotechnology, Inc.), a biopharmaceutical company, from 1987 until his retirement in 1998. Prior to joining Scios, Mr. Casey was Executive Vice President at Alza Corporation and President of the Alza Pharmaceuticals Division. Previous management positions include that of General Manager of Syntex Medical Diagnostics, Vice President of Sales at Syntex Laboratories, and a variety of sales, strategic planning and market analysis positions at Syntex and Eli Lilly and Company. Mr. Casey also serves as a director of Guilford Pharmaceuticals, Synsorb Biotech Inc. and Oncolytics Biotech.

     Daniel Levitt, M.D., Ph.D., 53, was elected a director of the Company in October 2000. Dr. Levitt has served as President, R&D of Protein Design Labs, Inc. since May 2000. He joined that company as Senior Vice President, Preclinical, Clinical and Regulatory Affairs in 1996. Dr. Levitt has held senior R&D and scientific positions at Geron Corporation, Sandoz Pharma Ltd., Sandoz Pharmaceutical Corporation, Hoffman-LaRoche, Inc. He was also a Senior Scientist, Consulting Physician and Founding Member of the Guthrie Research Institute. Prior to that, he was Assistant Professor and Attending Physician in General Pediatrics, Pediatric Immunology, Oncology and Rheumatology at University of Chicago Hospitals and Clinics, Wyler Children's Hospital and La Rabida Children's Hospital.

     William A. Albright, Jr., 43, was elected a director and was appointed as President and Chief Executive Officer of the Company in March 2001 at which time he relinquished his position as Chief Operating Officer which he had held since July 2000. He joined the Company as Senior Vice President, Chief Financial Officer and Secretary in May 1999 and became President and Chief Operating Officer in July 2000. Prior to joining the Company, Mr. Albright was a consultant to the healthcare industry. From 1996 to 1998, he was Chief Financial Officer of LocalMed, Inc., a venture-stage medical device company developing products for interventional cardiology. From 1994 to 1996, he was Chief Financial Officer of Connetics Corp., a biopharmaceutical company. He joined Connetics as the third employee and helped build the organization from the venture-backed spin-off of Genentech Inc. into a freestanding publicly traded company. Earlier in his career he held senior positions within the medical device group of Eli Lilly and Company.

Meetings and Committees

During 2000, there were eight meetings of the Board of Directors. Additionally, the Board took action by unanimous written consent without a meeting on one occasion in 2000. During 2000, each director attended at least 75% of the total number of the meetings of the Board and of the committees of the Board on which such member serves, except Dr. Rose who attended 62% of the meetings, Messrs. Schmitt and McIntosh who attended 50% of the meetings, and Mr. Drapkin who attended 25% of the meetings.

The Compensation Committee, which also acts as the Stock Option Committee, consists of Mr. Casey and Dr. Mollica and met five times and took action by unanimous written consent without a meeting on one occasion during 2000. The Compensation Committee approves grants of options pursuant to the Company's stock option plans and recommends compensation for executive officers.

The Audit Committee, which consists of Messrs. Piazza and Casey and Dr. Rose, met on five occasions during 2000. The Audit Committee reviews the audit and financial procedures of the Company, recommends any changes with respect thereto to the Board of Directors, and also recommends to the Board the selection of independent auditors. In March 2000, the Board of Directors adopted an Audit Committee Charter attached as Appendix A. For further information, see "Report of the Audit Committee."

The Company does not have a standing nominating committee and nominees for the Board are determined by the entire Board.

Director Compensation

Directors of the Company who are not executive officers (except Mr. Schmitt, the Baxter representative) are entitled to receive a fee of $10,000 per year for serving on the Board of Directors, $2,000 per year for serving as a member of the Compensation or Audit Committees (except the Audit Committee Chairman, who is entitled to receive a fee of $3,500 per year in lieu of the committee member fee), and $1,500 for each Board of Directors meeting attended. In addition, on the date of their initial election to the Board, directors who are not executive officers are entitled to receive a grant of options under the Company's 1997 Incentive and Non-Incentive Stock Option Plan (the "1997 Plan") to purchase 12,500 shares of Common Stock at a fair market value exercise price vesting at an annual rate of 25%. Accordingly, Dr. Levitt received a grant of options at an exercise price of $7.3125 upon his election in October 2000. Effective November 30, 2000, directors who are not executive officers will receive an annual grant at the Board of Directors meeting following the anniversary of their election, of options to purchase 4,000 shares of Common Stock at the fair market value on that date and with vesting to occur in full one year following the grant date. Accordingly, on December 7, 2000 Messrs. Casey, Piazza and Schmitt and Drs. Mollica and Rose each received a grant of options to purchase 4,000 shares at an exercise price of $3.59. For information regarding the Company's arrangements with Mr. Dunning, see "Employment Agreements."

The Company has entered into Indemnification Agreements with each member of its Board of Directors indemnifying them to the fullest extent allowed under applicable law.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE ELECTION OF THE EIGHT NOMINEES NAMED ABOVE

                  EXECUTIVE COMPENSATION AND RELATED MATTERS


Compensation Summary

The following table sets forth a summary of the compensation for each of the three years ended December 31, 2000 earned by the Company's Chief Executive Officer, the other four highest compensated executive officers during 2000 who were serving as such at December 31, 2000, and one additional individual who was an executive officer during 2000 but who was not serving as such at December 31, 2000.

                          Summary Compensation Table

                                                                                            Long-Term
                                                                                          Compensation
                                              Annual Compensation                             Awards
                                              -------------------                             ------
                                                                            Other
                                                                           Annual            Securities            All Other
       Name and            Fiscal                                           Comp.            Underlying           Compensation
  Principal Position        Year      Salary ($)       Bonus ($)(1)         ($)(2)          Options (#)(3)            ($)(4)
----------------------    --------    -----------     -------------       ----------      -----------------       ---------------
Richard L. Dunning           2000       $200,000              --           $  6,000                50,000               $ 5,250
  Chairman and Chief         1999       $225,000         $25,000           $  6,000               200,000 (5)           $ 3,000
  Executive Officer          1998       $250,000              --           $  6,000                50,000               $ 2,950
  (9)

L. William McIntosh          2000       $185,000         $50,000                 --                    --               $99,650
  Former President           1999       $233,000         $68,000           $ 57,900                108,750 (6)(7)       $ 4,800
  and Chief Operating        1998       $216,000         $11,000           $  8,400                22,500               $ 2,200
  Officer (8)

William A. Albright,         2000       $205,000              --           $ 53,500                85,000               $ 5,250
  Jr.                        1999       $121,000         $28,700           $ 36,800                86,250               $ 2,900
  President and Chief        1998             --              --                 --                    --                    --
  Executive Officer
  (10)

Dennis E. Van Epps,          2000       $183,000              --           $  2,300                63,750               $ 3,940
  Ph.D.                      1999       $165,000         $12,300           $  3,375                    --               $ 3,675
  VP, Research and           1998       $151,000         $ 6,200           $  2,000                56,250               $ 3,790
  Development

David Hirsch                 2000       $178,000              --           $ 21,600                51,250               $ 2,690
  VP, Global Sales           1999       $114,230         $33,000           $101,500                48,750               $ 1,350
  and Marketing              1998             --              --                 --                    --                    --

Michel L.E. Bergh,           2000       $183,000              --           $ 38,400                37,500               $ 5,250
  Ph.D.                      1999       $ 48,000         $37,700           $  6,400                62,500               $ 1,250
  VP, Business               1998             --              --                 --                    --                    --
  Development

----------------------

(1) Bonus amounts are shown for the year in which earned and except as noted below were paid in the following year. Signing bonuses of $20,000, $25,000 and $34,400 to Mr. Albright, Mr. Hirsch and Dr. Bergh, respectively, and a special bonus paid in 1999 of $43,000 to Mr. McIntosh were earned and paid in the same year.

(2) Other Annual Compensation includes $6,000 reimbursement of personal medical and health care insurance paid to Mr. Dunning in each fiscal year, $2,300, $2,000, and $2,000 paid to Dr. Van Epps in 2000, 1999, and 1998, respectively for patent awards and reimbursement of relocation expenses paid to Mr. McIntosh, Dr. Van Epps, Mr. Albright, Mr. Hirsch and Dr. Bergh.

(3) Number of shares of Common Stock purchasable. See Option Grant Table below for exercise prices and expiration dates.

(4) Includes Company's matching contribution to the named executive's account in the Company's 401(k) retirement plan and for Mr. McIntosh $94,400 paid to him in 2000 related to severance and payments for paid vacation upon termination of his employment. See "Employment Agreements."

(5) Reflects options to purchase 150,000 shares that were repriced and options to purchase 50,000 shares that were cancelled in connection with a new grant of 50,000 shares.

(6) Includes options to purchase 93,750 shares that had previously represented options, granted in May 1998, to purchase 125,000 shares in Nexell of California, Inc., the Company's principal operating subsidiary ("NCI") and which automatically converted to options in the Company upon NCI becoming a wholly owned subsidiary in May 1999.

(7) Includes options to purchase 15,000 shares under a contract entered into in 1998, but which options were granted in 1999.

(8) Effective July 14, 2000, Mr. McIntosh resigned as an officer of the Company. See "Employment Agreements."

(9)  Effective March 1, 2001, Mr. Dunning resigned as Chief Executive Officer.

(10) Effective March 1, 2001, Mr. Albright was appointed Chief Executive
     Officer.

Employment Agreements

Until his resignation as Chief Executive Officer effective March 1, 2001, Mr. Dunning served as Chairman and Chief Executive Officer of the Company under an amended and restated employment agreement entered into as of April 15, 1999, which provided for a base annual salary of $200,000 (effective July 1, 1999, reduced from $250,000) and an annual cash bonus targeted to be at least 33% of base compensation assuming satisfactory performance as determined by the Board of Directors. Mr. Dunning was entitled to four weeks' vacation, participation in the Company's employee benefit programs and up to six months of severance pay in the event his employment was terminated without cause or if he terminated his employment following certain actions by the Company. Upon his resignation as Chief Executive Officer, Mr. Dunning and the Company agreed that he would receive six months salary as severance payable in accordance with the Company's payroll practice over the next six months plus four weeks accrued vacation pay. Also, Mr. Dunning agreed to forfeit options to purchase 50,000 shares of Common Stock that had been granted to him by the Company in July 2000. In addition, effective March 1, 2001, Mr. Dunning will receive an annual retainer of $50,000 for serving as Chairman of the Board of the Company, to be reviewed annually by the Board, and will be expected to devote approximately one day per week to the Company's activities.

Mr. McIntosh served until July 14, 2000 as President and Chief Executive Officer of NCI under an employment agreement which provided for a base annual salary of $234,000, an annual cash bonus based on performance criteria, targeted to be at least 25% of Mr. McIntosh's base compensation, and 12 months of severance pay in the event his employment was terminated without cause. Pursuant to a letter agreement dated August 10, 2000, Mr. McIntosh received his base salary through September 30, 2000 and will receive severance payments from October 1, 2000 through September 30, 2001 equal to $253,094. He is also entitled to a one-time bonus of $50,000 to be paid no later than February 27, 2001. Under the agreement Mr. McIntosh will provide consulting services to NCI and the Company until September 14, 2001 for a minimum payment of $30,000.

The following executives do not have employment agreements with the Company.
Mr. Albright serves as President and Chief Executive Officer for a base annual salary of $275,000 (increased from $230,000 effective March 1, 2001). Dr. Van Epps serves as Vice President, Research and Development for a base annual salary of $185,400. Mr. Hirsch serves as Vice President, Global Sales and Marketing for a base annual salary of $190,000. Dr. Bergh serves as Vice President, Business Development for a base annual salary of $183,600.

Stock Options

The following table sets forth information with respect to grants of options ("Options") to purchase Common Stock under the Company's stock option plans to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2000.

            Option Grants in the Fiscal Year Ended December 31, 2000

                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                      Annual Rates of Stock
                                                                                      Price Appreciation for
                                         Individual Grants                                Option Term (4)
                  ---------------------------------------------------------------------------------------------
                      Number of        % of Total
                      Securities         Options        Exercise
                      Underlying       Granted to        or Base
                       Options        Employees in        Price      Expiration
      Name          Granted (#)(1)     Fiscal Year      ($/Sh)(2)     Date (3)       5% ($)        10% ($)
      ----          -------------      ----------       --------      --------       ------        -------
Richard L.              50,000            5.2%           $14.875      07/03/10      $467,740      $1,185,346
  Dunning
L. William                  --             --                 --            --            --              --
  McIntosh
William A.              85,000            8.8%           $14.875      07/03/10      $881,694      $2,152,881
  Albright, Jr.
Dennis E. Van           33,750            3.5%           $14.875      07/03/10      $350,084      $  854,820
  Epps, Ph.D.           30,000            3.1%           $16.000      02/18/10      $607,287      $1,251,323
David Hirsch            22,000            2.3%           $ 7.313      10/10/10      $ 79,941      $  222,584
                        29,250            3.0%           $14.875      07/03/10      $303,406      $  740,844
Michel L.E.             37,500            3.9%           $14.875      07/03/10      $388,982      $  949,800
  Bergh, Ph.D.

-----------------

(1) The Options granted generally shall terminate ten years from the date of grant unless (i) termination of employment was by reason of death, in which case the Options shall be exercisable for one year after the date of termination of employment or (ii) such termination was for cause, in which case the Options shall terminate on the date of termination of employment. The Options are non-transferable.

(2) All Options were granted at or above market value on the date prior to grant. The exercise price may be paid by cash, by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Except as noted below, the Options vest and become exercisable as to 60% of the shares on the first anniversary of the grant date, and an additional 20% of the Options vest on each of the second and third anniversaries of the grant date if the Optionee has remained employed by the Company until such date. The Options to Dr. Van Epps for 30,000 shares and the Options to Mr. Hirsch for 22,000 shares vest and become exercisable as to 25% of the shares on the first anniversary of the grant date, and an additional 25% of the Options vest on each of the second, third and fourth anniversaries of the grant date if the Optionee has remained employed by the Company until such date. In certain circumstances the Options for each of the individuals designated in the table will vest upon a change in control of the Company.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

The following table set forth certain information concerning Options exercised during 2000, and the number of unexercised Options as of December 31, 2000 held by the individuals named in the Summary Compensation Table.

 Aggregated Options Exercises in Fiscal 2000 and Fiscal Year End Option Values

                                                     Number of Securities
                                                    Underlying Unexercised           Value of Unexercised
                                                          Options at                In-the-Money Options at
                                                     December 31, 2000 (#)          December 31, 2000 ($)(1)
                                                     ---------------------          ------------------------
                   Shares
                Acquired on        Value
    Name        Exercise (#)    Realized ($)     Exercisable    Unexercisable     Exercisable    Unexercisable
    ----        ------------    ------------     -----------    -------------     -----------    -------------

Richard L.        11,000          23,320           205,668          83,332             --              --
  Dunning
L. William            --              --           183,750              --        $45,408              --
  McIntosh
William A.            --              --            21,563         149,687             --              --
  Albright,
  Jr.
Dennis E.             --              --            28,126          91,874             --                --
  Van Epps,
  Ph.D.
David                 --              --            12,188          87,812             --                --
  Hirsch
Michel L.E.           --              --            15,625          84,375             --                --
  Bergh,
  Ph.D.

-------------

(1) Based upon the $3.0312 closing sale price of the Common Stock on The Nasdaq Stock Market on December 29, 2000.

Stock Option Plans

Beginning in July 1990, the Company has maintained the following stock option plans: 1990 Incentive and Non-Incentive Stock Option Plan (the "1990 Plan"), 1997 Incentive and Non-Incentive Stock Option Plan (the "1997 Plan"), and 1998 Non-Incentive Stock Option Plan (the "1998 Plan"), (collectively the "Stock Option Plans") and 1995 Directors' Stock Option Plan (the "1995 Directors' Plan").

The Stock Option Plans are administered by the Compensation Committee of the Board of Directors, which acts as the Stock Option Committee (the "Option Committee"). The Option Committee is currently comprised of Richard L. Casey and Joseph A. Mollica, Ph.D.

The purpose of the Stock Option Plans is to further the growth and development of the Company by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of its Common Stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting persons of outstanding ability to its service. Approximately 100 employees of the Company and an indeterminate number of consultants and others are eligible to participate in the Stock Option Plans.

     1990 Plan

The 1990 Plan was adopted in July 1990 and no further options could be granted after July 2000. Under the 1990 Plan, 600,000 shares of Common Stock were reserved for issuance upon exercise of either incentive or non-incentive options, which were granted from time to time by the Option Committee to employees, directors, consultants, agents, independent contractors, and others who contributed to the Company's success. The terms of the options were up to ten years and were exercisable as determined by the Option Committee, provided that the option generally did not become exercisable before six months from the date of grant. The grant prices had to be no less than 50% and 100% of the fair market value for non-incentive and incentive options, respectively, and were generally granted at the market close price on the day prior to the grant. The options accelerated upon a change in control as defined in the 1990 Plan. Generally, options vested at a rate of 25% per annum on the anniversary date of grant. The maximum number of shares that were subject to options granted under the 1990 Plan during any calendar year to any executive officer was 200,000.

     1997 Plan

The 1997 Plan was adopted in February 1997 and will expire in February 2007, unless earlier terminated by the Board of Directors. Under the 1997 Plan, an aggregate of 1,312,500 shares are reserved for issuance upon exercise of either incentive or non-incentive options, which may be granted from time to time by the Option Committee to employees, directors, consultants, agents, independent contractors, and others who contribute to the Company's success. The terms of the options may be up to ten years and are exercisable as determined by the Option Committee, provided that the option generally does not become exercisable before six months from the date of grant. The grant prices must be no less than 50% and 100% of the fair market value for non-incentive and incentive options, respectively, and are generally granted at the market close price on the day prior to the grant. The options accelerate upon a change in control as defined in the 1997 Plan. At March 1, 2001, there were 116,063 options available for grant under the 1997 Plan. Generally, options vest 25 % per annum on the anniversary date of grant. The maximum number of shares that may be subject to options granted under the 1997 Plan during any calendar year to any executive officer is 200,000. The Board of Directors is recommending that the stockholders approve an amendment to the 1997 Plan to increase the number of shares reserved thereunder from 1,312,500 to 2,262,500. For a description of this proposal and for further information regarding the 1997 Plan, see Proposal 2.


     1998 Plan

The 1998 Plan was adopted in January 1998 and will expire in December 2007, unless earlier terminated by the Board of Directors. Under the terms of the 1998 Plan, up to an aggregate of (i) 250,000 shares of NCI common stock and (ii) 750,000 shares of Common Stock of the Company were reserved for issuance upon the exercise of non-incentive options which may be granted from time to time by the Option Committee of the Board of Directors to employees, directors, consultants, agents, independent contractors and others who contribute to the Company's success. The terms of the options may be up to ten years and are exercisable as determined by the Option Committee. Each grant originally provided for an exercise price of $5.00 per share of NCI common stock (approximately $6.68 per share of Common Stock of the Company in the event such options became exercisable for the Company's Common Stock). As a result of NCI becoming a wholly owned subsidiary of the Company in May 1999, all outstanding options converted automatically to options to purchase Common Stock of the Company. The options accelerate upon a change in control as defined in the 1998 Plan. At March 1, 2001, there were 79,140 options available for grant under the 1998 Plan. Generally, options vest at 25% per annum on the anniversary date of the grant.

     1995 Director Plan

In August 1995, the Company adopted the 1995 Director Plan authorizing the issuance of five-year options to purchase an aggregate of 230,000 shares at an exercise price equal to the fair market value of Common Stock at date of grant. All of the options were granted to Directors under the 1995 Director Plan and no further options are available for grant. As of March 1, 2001, all options had been exercised.

401(k) Plan

Effective as of January 1, 1998, the Company adopted its 401(k) Plan (the "Plan"), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Plan was established to provide retirement and other benefits to employees of the Company. Employees qualify to participate in the Plan on the first of the month following their date of hire. Participants may designate up to 15% of their compensation to be contributed to the Plan on a pre-tax basis ("Employee Elective Contributions"). Participants will be 100 % vested in their Employee Elective Contributions (including earnings) at all times.

The Company matches 50% of the first 6% of an employee's contributions to the Plan. Participants will generally vest in the Company's contributions (including earnings) at the rate of 33.3% on the first anniversary from date of participation, 66.6% on the second anniversary from date of participation and 100% on the third anniversary from date of participation.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2000, the members of the Compensation Committee, which also acts as the Stock Option Committee, have been Richard L. Casey and Joseph A. Mollica, Ph.D., neither of whom is an officer or employee or former officer of the Company or any of its subsidiaries. Mr. Casey and Dr. Mollica were granted stock options in 2000. See "Director Compensation." No member of the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

Compensation Committee Report

The Compensation Committee is responsible for setting the Company's policy with respect to the compensation of the Company's senior executive officers, including the Chief Executive Officer, and administering the Company's stock option plans. The Company's policy is to establish a compensation program that will attract, retain and motivate qualified members of senior management in a manner that is competitive with other companies in the biotechnology industry. The key elements in this policy are salary, stock options, and availability of a cash bonus. As the Company has only recently emerged from the development stage, revenues and profits have been largely inapplicable as factors in determining compensation of the Chief Executive Officer and other executives of the Company. Rather, the Compensation Committee in the past has looked to qualitative factors, including the officers' efforts to build the organization, to expand the Company's potential product line (through acquiring new technologies or otherwise), to expand the range of applications therefor, and to intensify the Company's research and development efforts for its potential products.

As noted above, the key elements of an executive's compensation consist of base salary, a cash bonus and stock options. These items are discussed in more detail in the following sections of this Report.

     (a) Base Salary

The Company compensates its executive officers partly through salaries. As described above, based on the factors described therein, the Compensation Committee reviews certain officers' salaries, including Mr. Dunning's (the Chief Executive Officer during the fiscal year ended December 31, 2000). In connection with the Company entering into an amended and restated employment agreement with Mr. Dunning in April 1999, his base salary was reduced from

$250,000 to $200,000 effective July 1, 1999, he agreed to forego a bonus in 1999 relating to 1998, and his options were repriced.

     (b) Bonus

The Company's senior executives and employees are eligible to receive a cash bonus. Subject to negotiated and targeted contractual bonus provisions contained in certain executives' employment agreements, the amount of bonuses and their distribution is discretionary, and the general practice is that such bonuses are recommended by senior management and reviewed by the Compensation Committee and the Board of Directors. For fiscal 2000, one of the executive officers named in the Summary Compensation Table (Mr. McIntosh) received a bonus under an agreement entered into in connection with his termination of employment. See "Employment Agreements." Mr. Dunning, the Company's Chief Executive Officer during the fiscal year ended December 31, 2000, did not receive a bonus.

     (c) Stock Based Compensation

Under the Company's stock option plans which have been approved by the stockholders, stock based compensation in the form of stock options may be granted to directors, officers, employees, and consultants of the Company. The purpose of equity participation is to further align the interests between executive officers and the stockholders in the Company's growth in real value over the long term.

Stock options, which are generally exercisable for ten years from the date of grant, generally have an exercise price equal to (or in some cases in excess of) the closing market price (NASDAQ/National Market) of the Company's Common Stock on the date of grant and generally vest over three or four years from the grant date. This approach is designed to provide an incentive to create stockholder value over the longer term, since the full benefit of the stock option compensation package generally cannot be realized unless stock appreciation occurs over several years.

The Compensation/Stock Option Committee determines the number of options to be granted based principally upon the recommendation of senior management, whose recommendation in turn is based on their subjective analysis of individual performance, responsibility, the executive's other compensation (including prior grants of options, if any) and the executive's retention value to the Company. No specific weighting is assigned to these factors.

In 2000, Mr. Dunning was granted options to purchase 50,000 shares of Common Stock vesting over two years, which options Mr. Dunning relinquished upon his resignation as Chief Executive Officer effective March 1, 2001. Certain other executive officers, including four other executive officers named in the Summary Compensation Table, were granted options in 2000. See "Option Grants in the Fiscal Year Ended December 31, 2000."

In 1993, Congress enacted the Omnibus Reconciliation Act of 1993 (OBRA) which, among other things, establishes certain requirements in order for compensation exceeding $1,000,000 earned by certain senior executives to be deductible. Although the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Board of Directors has established certain restrictions on the granting of options under the Company's stock option plans to assist in qualifying such compensation for an exemption under OBRA, except that non-qualified options granted with an exercise price less that the fair market value of the Common Stock on the date of grant are permitted under such plans and will not qualify for such exemption. Also, in light of the composition of the Compensation/Stock Option Committee prior to November 1999, options granted prior thereto will not qualify for such exemption and there can be no assurance that such exemption will be available in the future. The Board of Directors does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.


                          The Compensation Committee

          Richard L. Casey
          Joseph Mollica, Ph.D.


The above report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 ("Securities Act") or under the Securities Exchange Act of 1934 ("Exchange Act"), by any general statement incorporating by reference this Proxy Statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of three directors. The Board of Directors believes that each member is "independent" of the Company and management, as that term is defined in the NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached hereto as Appendix A.

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and the issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit

Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other things:

     a)  methods used to account for significant unusual transactions;

     b) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     c) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

     d) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants that firm's independence from the Company and its management.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                              The Audit Committee

          Richard L. Casey
          C. Richard Piazza
          Eric A. Rose, M.D.

Audit Fees

The Company has been billed a total of $100,000 by KPMG LLP, the Company's independent auditors, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the limited reviews of interim financial statements included in the Company's Forms 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

The Company has not been billed any amounts by KPMG LLP for professional services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

The Company has been billed a total of $125,000 for all other services rendered by KPMG LLP that are not set forth above. These included fees for services related to proxy preparation, miscellaneous SEC matters and tax compliance and consultation.

The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining KPMG LLP's independence.

                      STOCK PRICE PERFORMANCE COMPARISON

The Stock Price Performance Graph below compares cumulative total return of the Company's Common Stock with the cumulative total return of (i) the Index for the NASDAQ Stock Market (U.S. Companies) (the "NASDAQ Index"); and (ii) JP Morgan
H & Q Biotechnology Index (the "Biotechnology Index"). The Graph assumes $100 was invested on December 31, 1995, in (i) the Company's Common Stock, (ii) the stocks comprising the NASDAQ Index, and (iii) the stocks comprising the Biotechnology Index, and the reinvestment of dividends. As disclosed in last year's Proxy Statement the Company no longer uses the NASDAQ Pharmaceutical Index.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG NEXELL THERAPEUTICS INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q BIOTECHNOLOGY INDEX

                                   [GRAPHIC]


                                           Cumulative Total Return
                              -------------------------------------------------
                                12/95   12/96   12/97    12/98    12/99   12/00

NEXELL THERAPEUTICS, INC.      100.00  300.00  172.27    97.23   111.11   67.36
NASDAQ STOCK MARKET (U.S.)     100.00  123.04  150.69   212.51   394.92  237.62
JP MORGAN H & Q BIOTECHNOLOGY  100.00   92.27   93.40   142.22   304.01  326.83


                 *$100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
                  INCLUDING REINVESTMENT OF DIVIDENDS.
                  FISCAL YEAR ENDING DECEMBER 31.

The graph above shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, by any general statement incorporating by reference this Proxy Statement, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             CERTAIN TRANSACTIONS

The Company has entered into employment agreements with certain of its executive officers. See "Employment Agreements." The Company has issued stock options to its directors and officers and entered into Indemnification Agreements with its directors. See "Director Compensation" and "Stock Options."

Relationship with Baxter

     Overview

The Company's significant operating activities began with its December 1997 acquisition of the business of the Immunotherapy Division (the "Division") of the Biotech Business Group of Baxter Healthcare Corporation ("Baxter"). In connection therewith, the Company entered into several agreements with Baxter by which Baxter agreed to perform certain activities related to the Division. In 1999, the parties entered into additional agreements to restructure Baxter's ownership interest in the Company and NCI and to modify their business arrangements. Pursuant to such agreements, during the year ended December 31, 2000, NCI paid Baxter the aggregate amount of $8,240,342.

     December 1997 - Acquisition of the Immunotherapy Division

In December 1997, the Company acquired substantially all of the assets of the Division. In exchange for these assets, Baxter received (i) 2,750,000 shares of Common Stock, (ii) 66,304 shares of the Company's Series A Convertible Preferred Stock, convertible into Common Stock at a conversion price of $22.00 per share,
(iii) 19.5% of the outstanding common stock of NCI, (iv) a warrant to purchase an additional 6% of the then outstanding common stock of NCI for an aggregate $6,000,000, and (v) the right to receive payments up to $21,000,000 from NCI upon the occurrence of certain milestone events. The $21,000,000 represents the maximum potential amount that could be paid by the Company when, and if, certain FDA and European regulatory approvals are obtained. As the amount of the contingent consideration, if any, was not determinable nor was the achievement of the milestones considered probable at the date of the acquisition, it was excluded from the determination of the cost of the acquisition. Depending on the progress in certain of the Company's therapeutic programs, a payment of up to $2,000,000 could be required for milestones achieved in 2001. In addition, Baxter purchased $30,000,000 principal amount of NCI's 6 1/2% convertible subordinated debentures. Many of these terms have been renegotiated as set forth below.

Marketing, Sales and Distribution Agreement ("Distribution Agreement"). NCI
----------------------------------------------------------------------
appointed Baxter as its exclusive worldwide marketing, sales and distribution entity for NCI's Isolex(R) and Maxsep(R) products and reagent kits, with the right of first offer with respect to acquiring such rights for NCI's future products. NCI agreed to supply to Baxter products and kits at a discount to NCI's suggested retail price. The Distribution Agreement was, by its terms, to expire December 17, 2008. However, as described below, as of November 30, 1999, the parties terminated the agreement.

Services Agreement. Baxter agreed to provide the following services as
------------------
necessary to meet NCI's requirements: access to Baxter's Information Management Center; quality and compliance training; access to the Baxter Institute for Training and Development; and access to specific accounts through Baxter's General Ledger and Fixed Assets Systems. NCI agreed to pay only for those services requested. In addition, Baxter agreed to manufacture, warehouse and manage inventory for certain clinical codes under protocols in accordance with the terms of the Hardware and Disposables Supply Agreement and the Hardware and Disposables Manufacturing Agreement and, at its option, to manufacture certain prototype products for the research market at a cost to NCI of time and materials plus 20%. Baxter's obligation to provide the services was extended until June 30, 1999, at which time (as described below) the Services Agreement was terminated.

Hardware and Disposables Manufacturing Agreement. Baxter agreed to manufacture
------------------------------------------------
on a non-exclusive basis for NCI certain Isolex(R) and Maxsep(R) products and components and to complete assembly of Isolex(R) and Maxsep(R) instruments and disposable sets. NCI agreed to pay Baxter's Fully Loaded Cost for the products and components for the first three years, and Baxter's Fully Loaded Cost plus 15% for the remaining years. Baxter's "Fully Loaded Cost" means the cost to Baxter of manufacturing the items, including any royalties payable by Baxter in connection with such manufacturing. The Agreement expires on December 17, 2002.

Antibody Manufacturing and Storage Agreement. Baxter agreed to manufacture on a
--------------------------------------------
non-exclusive basis for NCI certain antibodies, reagents and reagent kits used in connection with the Isolex(R) and Maxsep(R) products. NCI agreed to pay Baxter's Fully Loaded Cost for the antibodies, reagents and reagent kits for the first three years, and Baxter's Fully Loaded Cost plus 15% for the remaining years. The Agreement expires on December 17, 2002.

Hardware and Disposables Supply Agreement. Baxter agreed to supply to NCI
-----------------------------------------
certain of Baxter's products and components in conjunction with the manufacture, use and sale of Isolex(R) and Maxsep(R) products. Baxter granted to NCI the exclusive worldwide royalty-free right to distribute such products and components in connection with ex vivo cell processing, subject to certain exceptions. NCI agreed to pay Baxter's Fully Loaded Cost for the products and components for the first three years, Baxter's Fully Loaded Cost plus 15% for the next two years and Baxter's Fully Loaded Cost plus 30% for the remaining years. The Agreement expires on December 17, 2008.

License Agreements. Pursuant to four separate sublicense agreements, Baxter
------------------
sublicensed to NCI its rights under the following licenses: license from Baxter and Becton, Dickinson & Company to certain CD34+ cell population and related antibody and method patents (the "First License"); license from Becton, Dickinson & Company ("Becton Dickinson") to certain B cell antibodies; license from Chiron Therapeutics to certain breast cancer antibodies; and license from Professor Bernd Dorken to certain B cell antibodies. In addition, pursuant to a royalty assignment and agreement, Baxter assigned to NCI its rights to receive royalties under three sublicenses Baxter had previously granted under the First License.

Non-Competition and Confidentiality Agreement.  Each party agreed not to,
---------------------------------------------
directly or indirectly, engage in, render advisory services to an entity that engages in, or be a joint venturer, partner, licensor or shareholder of more than 2% of any entity that engages in, the marketing, sale or distribution of any product that directly competes with certain products of the other. In the case of Baxter's products, such protected products are for use in on-line separation of human blood into its constituents. In the case of the Company's and NCI's products, such protected products are for use in ex vivo cell selection or genetic alteration and/or expansion in combination with such selection. Baxter's non-competition obligations expire on the later of December 17, 2004, one year after the date on which Baxter does not own 10% of NCI's common stock nor has a seat on NCI's board of directors, or the termination of the Distribution Agreement. The Company's obligations expire on the later of December 17, 2004, or one year after the date on which the Company does not have voting control of NCI nor has a seat on NCI's board of directors. NCI's obligations expire on the later of December 17, 2010, or the termination of the Hardware and Disposables Supply Agreement.

The Company and Baxter are also parties to a Registration Rights Agreement dated December 17, 1997 whereby the Company has granted certain demand and piggyback rights to Baxter.

The Company, certain current and former directors of the Company, certain other parties and Baxter are also parties to a Voting Agreement. For a description of the Voting Agreement see "Proposal 1-Election of Directors."

      January 1999 through June 1999 - Transfers of Ownership and Assets

In early 1999, the Company and Baxter agreed that it would be in the best interests of both parties to (i) restructure Baxter's ownership interests in the Company and NCI, and (ii) modify certain business arrangements among the Company, NCI and Baxter. In January 1999, the Company and Baxter agreed that the Company would purchase Baxter's interest in NCI (other than Baxter's right to milestone payments), resulting in the Company owning 100% of NCI. In exchange for the common stock, warrant and convertible debentures of NCI then held by Baxter, Baxter received (i) 750,000 shares of Common Stock, (ii) a warrant to purchase an additional 1,300,000 shares of Common Stock at an exercise price of $4.60 per share, (iii) a change in the conversion price of the 70,282 shares of Series A Convertible Preferred Stock then held by Baxter (an increase from 66,304 shares resulting from dividends payable in kind) from $22.00 to $11.00 per share, and (iv) approximately $33,000,000 principal amount of the Company's 6 1/2% convertible subordinated debentures (replacing the $30,000,000 principal amount of NCI's 6 1/2% convertible subordinated debentures, plus accrued interest).

Following the closing on May 28, 1999 (which occurred after stockholder approval of the transaction at the Company's May 25, 1999 annual meeting of stockholders), NCI became a wholly owned subsidiary of the Company.

In June 1999, the Company and Baxter entered into a series of agreements dated June 30, 1999 pursuant to which, among other things, Baxter transferred the sales, marketing and distribution responsibilities for Isolex(R) and the Company's other cell therapy products to the Company. Pursuant to an asset transfer agreement, the Company agreed to purchase from Baxter the finished goods inventory, copies of customer lists and accounting books and records, hardware and related assets leased or owned, and agreements with customers and service contracts, all relating to the products previously marketed and distributed by Baxter under the Distribution Agreement. In addition, certain Baxter personnel transferred to the Company and became part of the Company's worldwide sales force. The purchase price for the transferred assets was equal to the price Baxter as a distributor had originally paid to NCI for the finished goods inventory plus the book value of all other transferred assets. The closing for the transfer of assets in the United States and Canada occurred on June 30, 1999 and in the rest of the world occurred on November 30, 1999. For the year ended December 31, 1999, the Company's cost of repurchasing the inventory in the United States was approximately $1,000,000 and in the rest of the world was approximately $2,000,000. Additionally, the Company purchased approximately $1,200,000 in devices classified as fixed assets. For the year ended December 31, 2000, there were no repurchases of inventory or devices.

In connection with the asset transfer, the Company and Baxter also entered into a royalty agreement pursuant to which Baxter will receive a royalty of 5% on the Company's net sales of Isolex(R) and related cell therapy products from January 1, 2001 until December 17, 2008. (Baxter was also entitled to a royalty of 5% on the Company's net sales of the foregoing products in excess of $50,000,000 in the year 2000, which did not occur). In addition, Baxter extended a $20,000,000 line of credit to the Company pursuant to a credit agreement, which agreement terminated by its terms without being drawn on, upon the closing of the November 1999 financing described below.

As of June 30, 1999 and November 30, 1999, respectively, the Services Agreement and Distribution Agreement were terminated. The Company now has direct control of sales of its Isolex(R) and cell therapy products through its field sales group in the United States and its European headquarters in Belgium. For regions outside the United States, Canada and Western Europe, NCI and its European subsidiary are entering into arrangements with third party distributors for distribution of the Isolex(R) and cell therapy products. The Company is entering into distribution agreements with distributors unrelated to Baxter in portions of Northern and Southern Europe and East Asia. In addition, NCI's European subsidiary has executed an agreement with a Baxter subsidiary for distribution in Eastern Europe, portions of North Africa and the Middle East. NCI and its European subsidiary have also entered into several interim services agreements with Baxter pursuant to which Baxter will continue to provide services in Europe and certain other regions relating to warehouse and shipping, information systems, general infrastructure and administrative support, quality assurance and regulatory affairs.

Baxter has also agreed to continue to provide worldwide services relating to the installation, repair and maintenance of NCI's cell therapy products pursuant to the terms of several instrument services agreements dated June 30, 1999 and November 30, 1999 covering various regions of the world where such products are sold. Pursuant to the agreements, NCI (or its European affiliate, Nexell International sprl) will provide training to Baxter personnel, and such personnel will provide the services as requested by NCI or its customers. NCI will pay for the services an amount equal to Baxter's Fully Loaded Cost, plus 15% in the case of the United States, Canada and Europe, and plus 20% in the rest of the world. The instrument services agreements expire upon termination of the Manufacturing Agreement.

Notwithstanding the termination of the Distribution Agreement, the parties have agreed that Baxter's obligations with respect to the delivery of Isolex(R) and other cell therapy products under the Manufacturing Agreement, Antibody Agreement and Supply Agreement shall remain in full force and effect.

The assets purchased from Baxter in conjunction with the termination of the supply and manufacturing agreements were accounted for as an asset purchase for cash. The types of items purchased include saleable inventory, Isolex(R) devices that are located in customer sites both in the United States and in Europe and minor amounts of promotional materials.

     November 1999 - Private Placement Financing

On November 24, 1999, the Company closed a private placement of its securities to certain institutional investors pursuant to the terms of a securities agreement (the "Securities Agreement"). The private placement consisted of the issuance of (i) 63,000 shares of the Company's newly designated Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"), convertible at the option of the holder at any time until November 24, 2006 (at which time the conversion is automatic) into shares of Common Stock at $11.00 per share, subject to anti-dilution adjustment in certain circumstances; (ii) one right per share of Series B Preferred Stock to put such share to Baxter International Inc. ("Baxter International"), an affiliate of Baxter, from November 24, 2002 until November 24, 2004 unless earlier terminated (the "Put Rights"); (iii) warrants to purchase up to 750,000 shares of Common Stock at a purchase price of $12.00 per share, subject to anti-dilution adjustment in certain circumstances, exercisable for five years; and (iv) a class of performance warrants to purchase shares of Common Stock at a purchase price of $.04 per share, subject to anti-dilution adjustment in certain circumstances, exercisable after five years. The number of performance warrants that may be exercised adjust based upon the closing price of the Common Stock at the date of exercise, ranging from zero (if the closing price exceeds $20.00 per share) to 1,500,000 shares (if the closing price is equal to or less than $12.00 per share). Net proceeds to the Company from the private placement were approximately $60,400,000. The Company used a portion of the proceeds in November 1999 to retire approximately $33,900,000 of the Company's convertible debentures held by Baxter, and intends to use the remainder of the proceeds for general corporate purposes.

On November 24, 1999, the Company and Baxter International entered into an agreement (the "Side Letter Agreement") to provide that the conversion price for the Series B Preferred Stock purchased by Baxter International in the event the Put Rights are exercised (the "Put Series B Preferred Stock") would be adjusted on November 24, 2004 (or earlier, if 100% of the Series B Preferred Stock is put to Baxter International) but only in the event that an amount in excess of $15,000,000 is purchased by Baxter International, as follows: (i) for the Put Series B Preferred Stock in an amount up to $53,000,000 (computed on the basis of the liquidation preference for such stock) (the "Threshold"), the conversion price would be adjusted to equal the closing price of the Common Stock on the respective date or dates such Series B Preferred Stock was purchased by Baxter International (including purchases below the $15,000,000 amount), less a 5% discount (subject to a floor price equal to the closing price of the Common Stock on November 24, 1999, unless shareholder approval is obtained if required by the rules of the

Nasdaq Stock Market); (ii) for the Put Series B Preferred Stock in an amount in excess of the Threshold, then the conversion price would be adjusted to equal the closing price of the Common Stock on November 24, 1999. The dollar amount of the Put Series B Preferred Stock would be deemed to accrue interest (payable in kind in shares of Series B Preferred Stock) from the respective date or dates the Series B Preferred Stock is put to Baxter International to the date the adjusted conversion price is determined, at a rate equal to the applicable three-year U.S. Treasury Note rate at the date of each such purchase, plus 100 basis points. In the event that the foregoing conversion adjustments would not be permissible under Delaware law, the Company has agreed to take such action as is appropriate to exchange the Put Series B Preferred Stock for an equal number of shares of a new series of preferred stock of the Company, having the identical terms, conditions, preferences and rights of the Series B Preferred Stock, except that it would bear the conversion price adjustment described above.

The Company and Baxter International also entered into a Put Agreement dated November 24, 1999 pursuant to which the parties made certain representations to each other, and agreed to take certain actions in connection with, and to provide for certain rights and remedies regarding the transactions contemplated by, the Securities Agreement.

     Other Transactions

On December 17, 1999 and 2000, respectively, pursuant to the terms of the Series A Preferred Stock owned by Baxter, the Company issued 4,216 additional shares of Series A Preferred Stock and 4,469 additional shares of Series A Preferred Stock, respectively, to Baxter as a result of dividends payable in kind.

On December 21, 2000, the Company entered into a sale-leaseback agreement under which the Company sold certain fixed assets to Baxter that were subsequently leased back to the Company over a three-year term.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their holdings and transactions in the Common Stock with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year and written representations of the Reporting Persons, the Company believes that the Reporting Persons timely complied with all applicable
Section 16 filing requirements, except that Michel Bergh, Ph.D. and Lewis Chapman filed late their initial ownership reports on Form 3, William A. Albright, Jr., David Hirsch, Jeanne Pierson and Amy Ross filed late their amended initial ownership reports on Form 3, Michael Griffith, Ph.D. filed late one report on Form 4 relating to two transactions involving a purchase of Common Stock, Dennis Van Epps, Ph.D., filed late one report on Form 4 relating to one transaction involving a purchase of Common Stock, L. William McIntosh filed late one amended report on Form 4 relating to a grant of options, Michel Bergh, Ph.D., filed late one report on Form 4 relating to a grant of options, Eric A. Rose, M.D., filed late five reports on Form 4 relating to 21 sales of Common Stock occurring on 13 different dates and filed late one amended report on Form 5 relating to his total holdings, Donald G. Drapkin filed late three reports on Form 4 relating to 11 sales of Common Stock and William Wong, Ph.D., filed late one report on Form 4 relating to two sales of Common Stock.

                                  PROPOSAL 2

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER
                          THE 1997 STOCK OPTION PLAN


General

Under the Company's 1997 Incentive and Non-Incentive Stock Option Plan, as amended, approved by stockholders in 1997, an aggregate of 1,312,500 shares are reserved for issuance upon exercise of options thereunder. A copy of the 1997 Plan is attached as Appendix B. The 1997 Plan originally authorized 250,000 shares for issuance. In 1998, the Board of Directors and stockholders approved an amendment to the 1997 Plan increasing the number of shares reserved for issuance to 500,000, in 1999, the Board of Directors and stockholders approved an amendment increasing the number of shares reserved for issuance to 750,000, and in 2000, the Board of Directors and stockholders approved an amendment increasing the number of shares reserved for issuance to 1,312,500. Under the 1997 Plan, incentive stock options, as defined in section 422 of the Internal Revenue Code (the "Code"), may be granted to employees and non-incentive stock options may be granted to employees, directors and other persons as the Stock Option Committee appointed by the Board of Directors determines will contribute to the Company's success, at exercise prices equal to at least 100% (with respect to incentive stock options) and at least 50% (with respect to non-incentive stock options) of the fair market value of the Common Stock on the date of grant. In addition to selecting the optionees, the Committee determines the number of shares of Common Stock subject to each option, the term of each non-incentive stock option, the time or times when the non-incentive stock option becomes exercisable, and otherwise administers the 1997 Plan. Options are granted for a term determined by the Committee, not to exceed ten years, and are exercisable on terms and conditions determined by the Committee. Generally, options granted under the 1997 Plan may not be exercised more than three months following termination of employment or engagement, except terminations by reason of death or disability, in which case such options may be exercised for one year following such event. However, the Committee may in its discretion extend the time required to exercise non-incentive options for up to ten years after the date of grant. Options become immediately exercisable upon a change in control as defined in the 1997 Plan. The 1997 Plan will terminate in February 2007 unless earlier terminated by the Board of Directors.

The purpose of the 1997 Plan is to further the growth and development of the Company by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of its Common Stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting persons of outstanding ability to its service. Approximately 100 employees of the Company and an indeterminate number of consultants and others are eligible to participate in the 1997 Plan.

As of the March 1, 2001, options to purchase an aggregate of 1,083,374 shares of Common Stock had been granted and were outstanding under the 1997 Plan, options for 13,063 shares had been exercised, 116,063 shares were available for future grants thereunder and 79,140 shares were available for future grants under other plans.

The Board of Directors has proposed that the total number of shares of Common Stock which may be issued upon the exercise of options granted under the 1997 Plan be increased by 950,000, from 1,312,500 to 2,262,500, to ensure additional options are available in the future to compensate and motivate existing participants and employees and to attract employees in the future. Pursuant to the terms of the 1997 Plan the foregoing proposed increase must be approved by the stockholders of the Company. In all other respects, the terms of the 1997 Plan will remain unchanged.

Plan Benefits

During the fiscal year ended December 31, 2000, stock options to purchase shares of Common Stock were granted to the Company's named executive officers, as set forth in the table captioned "Option Grants in the Fiscal Year Ended December 31, 2000" above. Stock options were granted during the year to all executive officers of the Company as a group to purchase 449,250 shares of Common Stock at an average weighted exercise price of $17.63 per share. In addition, stock options were granted to all other employees of the Company as a group to purchase 374,493 shares of Common Stock at an average weighted exercise price of $16.06 per share. The number of options to be granted in the future to the Company's executive officers and to other employees is not determinable at this time.

On April 23, 2001, the closing sale price of the Common Stock on The Nasdaq Stock Market was $1.67 per share.

Federal Income Tax Consequences

The following is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the federal income tax aspects of the 1997 Plan. Also, the specific state tax consequences to each participant under the 1997 Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant. Accordingly, participants should consult with their own tax advisors.

     Incentive Stock Options

No taxable income is recognized by the optionee upon the grant of an incentive stock option. Further, no taxable income will be recognized by the optionee upon exercise of an incentive stock option and no expense deduction will be available to the Company, provided the optionee holds the shares acquired upon such exercise for at least two years from the date of grant of the option and for at least one year from the date of exercise. Any gain on the subsequent sale of the shares will be considered long-term capital gain provided the two-year and one-year holding periods are met. The gain recognized upon the sale is equal to the excess of the amount realized upon the sale (usually the selling price of the shares) over the exercise price. Therefore, the net federal income tax effect on an optionee fulfilling the foregoing holding requirements is to defer, until the shares are sold, taxation of any increase in the value of the shares from the exercise price and to treat such gain, at the time of sale, as capital gain rather than ordinary income. However, in general, if the optionee sells the shares within two years from the date of the option grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the optionee will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale, less the exercise price, and the Company will receive a corresponding business expense deduction. The balance of any gain recognized on a disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The special two-year and one-year holding periods for incentive options do not apply to option shares which are disposed of by the optionee's estate or a person who acquired such shares by reason of the death of the optionee.

An employee may be subject to the alternative minimum tax upon exercise of an incentive stock option since the excess of the fair market value of the shares purchased at the date of exercise over the exercise price must be included in alternative minimum taxable income, unless the shares are disposed of in the same year that the option was exercised.

     Non-Incentive Stock Options

As in the case of incentive stock options, the grant of a non-incentive stock option will not result in any taxable income to the optionee. However, the tax treatment upon exercise of non-incentive stock options is different. Generally, the optionee will recognize ordinary income when the option is exercised in the amount by which the fair market value of the shares acquired upon exercise of the option on the date of exercise exceed the exercise price and the Company will be entitled to a corresponding business expense deduction. The income recognized by the optionee is compensation income subject to income tax withholding by the Company. The Company will generally be entitled to an income tax deduction for the amount of the "spread" at the time a non-incentive option is exercised, provided that it complies with applicable reporting and withholding requirements.

The fair market value of the shares on the date of exercise will constitute the tax basis of the shares for computing gain or loss on any subsequent sale. Any gain or loss recognized by the optionee upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares have been held for the requisite holding period (more than twelve months at the date of this Proxy Statement).

     Section 162(m) of the Code

Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of its four other most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value by a committee comprised solely of "outside directors," the total number of shares that can be granted to an executive for a specified period is stated, and shareholder and Board approval of the plan is obtained. The Board of Directors has established certain restrictions on the granting of options under the 1997 Plan to assist in qualifying such compensation for an exemption except that non-qualified options granted with an exercise price less than the fair market value of the Common Stock on the date of grant are permitted under the 1997 Plan and will not qualify for such exemption. Also, in light of the composition of the Compensation/Stock Option Committee prior to November 1999, options granted prior thereto will not qualify for such exemption and there can be no assurance that such exemption will be available in the future.

Required Vote

Approval of the amendment to the 1997 Plan requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.


                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


Subject to ratification by the stockholders, the Board of Directors has re-appointed KPMG LLP as independent auditors for the year ending December 31, 2001. KPMG audited the Company's financial statements in fiscal years 2000, 1999, 1998 and 1997. For information regarding fees paid by the Company to KPMG in 2000, see "Audit Fees," "Financial Information Systems Design and Implementation Fees, " and "All Other Fees."

It is anticipated that a representative of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if he or she so desires.

Required Vote

Ratification of the appointment of KPMG LLP as independent auditors will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3

                                 ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000 accompanies this Proxy Statement. The Annual Report includes the Company's financial statements as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the report thereon of KPMG LLP, independent auditors. The Company's Annual Report on Form 10-K may be obtained without charge upon written request addressed to Investor Relations, Nexell Therapeutics Inc., 9 Parker, Irvine, California 92618.

                             STOCKHOLDER PROPOSALS

Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 2002 Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to January 7, 2002 and in accordance with Rule 14a-8 of the Exchange Act. In addition, proxies solicited by management may contain discretionary authority to vote on matters which are not included in the Proxy Statement but which are raised at the Annual Meeting of Stockholders, unless the Company receives written notice of such matters on or before March 23, 2002. However, in the event that the date of the 2002 Annual Meeting of Stockholders is more that 30 days before or more that 30 days after the anniversary date of the 2001 Annual Meeting, proposals to be considered timely must be received at a reasonable time before the Company begins to print and mail its proxy materials. It is suggested that such proposals be sent by Certified Mail--Return Receipt Requested.


                                OTHER BUSINESS

Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                                    NEXELL THERAPEUTICS INC.

                                    By Order of the Board of Directors


                                    Wayne Tyo
                                    Secretary


Dated:  April 27, 2001

                                  APPENDIX A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.  Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;

     . Monitor the independence and performance of the Company's independent auditors; and

     . Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of Nasdaq. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet in person or telephonically as frequently as circumstances dictate. The Audit Committee Chair may prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. Audit Committee Responsibilities and Duties

       Review Procedures
       -----------------

       1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

       2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

       3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

       4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

       Independent Auditors
       --------------------

       5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

       6. Approve the fees and other significant compensation to be paid to the independent auditors.

       7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

       8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit, Legal and Regulatory Compliance
     -----------------------------------------------

     11.  Assess and monitor the need for an internal audit function.

     12. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities
     --------------------------------------

     13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     15. May maintain minutes of meetings and shall periodically report to the Board of Directors on significant results of the foregoing activities.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

                                  APPENDIX B

                       1997 INCENTIVE AND NON-INCENTIVE

                               STOCK OPTION PLAN
                                      OF
                            NEXELL THEAPEUTICS INC.
                  (FORMERLY NAMED VIMRx PHARMACEUTICALS INC.)


     1.   Purpose of Plan.

          The purpose of this Incentive and Non-Incentive Stock Option Plan ("Plan") is to further the growth and development of VIMRx Pharmaceuticals Inc. ("Company") and any subsidiaries thereof by encouraging selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting to its service persons of outstanding ability.

     2.   Stock Subject to the Plan.

          An aggregate of 1,312,500/1/ shares of the Company's Common Stock, $.001 par value ("Common Stock") subject, however, to adjustment or change pursuant to paragraph 12 hereof, shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan ("Options"). Such shares may be, in whole or in part, as the committee appointed by the Board of Directors to administer the Plan (hereinafter, the "Committee") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an Option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares covered thereby shall again be available for purposes of the Plan.

     3.   Administration.

          (a) Except as provided in paragraph (c) below, the Plan shall be administered by the Committee. The Board of Directors shall appoint the Committee from among its members. Such Committee shall be composed of two or more Directors who, to the extent practicable, shall be "outside directors" as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee directors" as defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended. Such Committee shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of Options thereunder as are set forth in subparagraph 3(b) hereof as the Board of Directors shall confer and delegate. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge such Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such

___________________________
/1/ The Board of Directors has recommended that this be increased to 2,262,500.
    See Proposal 2.

time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. Any action may be taken without a meeting by written consent of all the members of the Committee. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.

          (b) The Committee shall administer the Plan and, subject to the provisions of the Plan, shall have sole authority in its discretion to determine the persons to whom, and the time or times at which, Options shall be granted; the number of shares to be subject to each such Option; the provisions regarding exercisability of each Option; the expiration date of each Option; whether the Option shall contain a "cashless exercise" provision; whether all or any portion of the Options shall be incentive stock options ("Incentive Options") qualifying under Section 422A of the Code or stock options which do not so qualify ("Non-Incentive Options"); whether a Non-Incentive Option shall have limited transferability as permitted under the Plan; and whether a Non-Incentive Option granted to a non-employee shall terminate following the non-employee's termination of engagement in performing services for the Company or its subsidiaries pursuant to Section 9 of the Plan. Both Incentive Options and Non-Incentive Options may be granted to the same person at the same time provided each type of Option is clearly designated. In making such determinations, the Committee may take into account the nature of the services rendered by such persons, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion may deem relevant. Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating thereto; to determine the terms and provisions of the respective Option Agreements, which shall be substantially in the forms attached hereto as Exhibit A and Exhibit B; to amend the provisions of outstanding Options to provide for accelerated exercisability or the extension of the expiration date of such Options; and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive and not subject to review.

          (c) The Board of Directors may administer the Plan, in lieu of and with the same powers as the Committee, with respect to any Options granted or to be granted under the Plan, provided that such administration is consistent with the provisions of Section 162(m) of the Code.

     4.   Eligibility for Receipt of Options.

          (a) Incentive Options. Incentive Options may be granted only to employees (including officers) of the Company and/or any of its subsidiaries. A director of the Company or any subsidiary who is not an employee of the Company or of one of its subsidiaries is not eligible to receive Incentive Options under the Plan. Further, Incentive Options may not be granted to any person who, at the time the Incentive Option is granted, owns (or is considered as owning within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary (10% Owner), unless at the time the Incentive Option is granted to the 10% Owner, the option price is at least 110% of the fair market value of the Common Stock subject thereto and such Incentive

Option by its terms is not exercisable subsequent to five years from the date of grant. The aggregate fair market value (determined as of the time an Incentive Option is granted) of the shares of the Company's Common Stock initially purchasable upon exercise of an Incentive Option during any calendar year may not exceed $100,000.

          (b) Non-Incentive Options. Non-Incentive Options may be granted to any employees (including employees who have been granted Incentive Options), directors, consultants, agents, independent contractors and other persons whom the Board of Directors (or Committee) determines will contribute to the Company's success.

          (c) The maximum number of shares that may be subject to options under this Plan granted during any calendar year to any executive officer of the Company is 200,000 shares.

          (d) In the event an outstanding Incentive Option or a portion thereof no longer qualifies as an incentive stock option under Section 422A of the Code, such Option or portion thereof, as applicable, thereafter shall be deemed a Non-Incentive Option under the Plan.

     5.   Option Price.

          The purchase price of the shares of Common Stock under each Option shall be determined by the Committee, which determination shall be conclusive and not subject to review, but in no event shall the purchase price be less than 100% of the fair market value of the Common Stock on the date of grant in the case of Incentive Options (110% of fair market value in the case of Incentive Options granted to a 10% Owner) and 50% of the fair market value of the Common Stock on the date of the grant in the case of Non-Incentive Options.

          For purposes of the Plan, unless the Committee determines otherwise, the fair market value" of a share of Common Stock as of a certain date shall be the closing sale price of the Common Stock on The Nasdaq Stock Market or, if the Common Stock is not then traded on The Nasdaq Stock Market, such national securities exchange on which the Common Stock is then traded, on the trading date immediately preceding the date the fair market value is being determined. The Committee may make such other determination of fair market value, based on other factors, as it shall deem appropriate.

          For purposes of the Plan, the date of grant of an Option shall be the date on which the Committee shall by resolution duly authorize such Option.

     6.   Term of Options.

          The term of each Option shall be such number of years as the Committee shall determine, subject to earlier termination as herein provided, but in no event more than ten years from the date the Option is granted.

     7.   Exercise of Options.

          (a) Each Option shall be exercisable to the extent determined by the Committee, but in no event shall an Option be exercisable until at least six months from the date of grant, except as otherwise provided in Paragraph 13 herein.

          (b) An Option may not be exercised for fractional shares of the Company's Common Stock.

          (c) Except as provided in paragraphs 9, 10 and 11 hereof, and unless determined otherwise by the Committee with respect to Non-Incentive Options granted to non-employees, no Option shall be exercisable unless the holder thereof shall have been an employee, director, consultant, agent, independent contractor or other person employed by or engaged in performing services for the Company and/or a subsidiary continuously from the date of grant to the date of exercise.

          (d) The exercise of an Option shall be contingent upon receipt from the holder thereof of a written representation that at the time of such exercise it is the optionee's then present intention to acquire the Option shares for investment and not with a view to the distribution or resale thereof (unless a Registration Statement covering the shares purchasable upon exercise of the Options shall have been declared effective by the Securities and Exchange Commission) and upon receipt by the Company of cash, or a check to its order, for the full purchase price of such shares. The Committee may, in its discretion, include a "cashless exercise" provision in the applicable Option Agreement, in which event the optionee will be permitted (i) to deliver previously owned shares of Common Stock with a fair market value equal to the exercise price in payment of the full purchase price of such shares, or (ii) to request that the Company withhold shares of Common Stock issuable upon exercise of such Option with a fair market value equal to the exercise price of the shares being purchased under the Option (thereby reducing the number of shares issuable upon exercise of the Option).

          (e) The holder of an Option shall have none of the rights of a stockholder with respect to the shares purchasable upon exercise of the Option until a certificate for such shares shall have been issued to the holder upon due exercise of the Option.

          (f) The proceeds received by the Company upon exercise of an Option shall be added to the Company's working capital and be available for general corporate purposes.

     8.   Transferability of Options.

          No Option granted pursuant to the Plan shall be transferable otherwise than by will or the laws of descent or distribution and an Option may be exercised during the lifetime of the holder only by such holder, provided, however, that the Committee may provide for transferability of a Non-Incentive Option to an optionee's family members or family trusts.

     9.   Termination of Employment or Engagement.

          (a) Except as provided in paragraph (b) below, in the event the employment of the holder of an Option shall be terminated by the Company or a subsidiary for any reason other than by reason of death or disability, or the engagement of a non-employee holder of a Non-Incentive Option shall be terminated by the Company or a subsidiary for any reason, such holder may, within three months from the date of such termination, exercise such Option to the extent such Option was exercisable by such holder at the date of such termination. Notwithstanding the foregoing, no Option may be exercised subsequent to the date of its expiration. Absence on leave approved by the employer corporation shall not be considered an interruption of employment for any purpose under the Plan. In addition, at the discretion of the Committee, the exercisability of an outstanding Non-Incentive Option may be extended to a date determined by the Committee but not beyond ten years from the date of grant.

          (b) The Committee may, in its discretion, at the time of grant or by amending the applicable outstanding Non-Incentive Option, delete the foregoing termination provision with respect to a Non-Incentive Option granted to a non-employee of the Company or its subsidiaries.

          (c) Nothing in the Plan or in any Option Agreement granted hereunder shall confer upon any Optionholder any right to continue in the employ of the Company or any subsidiary or obligate the Company or any subsidiary to continue the engagement of any Optionholder or interfere in any way with the right of the Company or any such subsidiary to terminate such Optionholder's employment or engagement at any time.

     10.  Disability of Holder of Option.

          If the employment of the holder of an Option shall be terminated by reason of such holder's disability, such holder may, within twelve months from the date of such termination, exercise such option to the extent such Option was exercisable by such holder at the date of such termination. Notwithstanding the foregoing, no Option may be exercised subsequent to the date of its expiration.

     11.  Death of Holder of Option.

          If the holder of any Option shall die while in the employ of, or while performing services for, the Company or one or more of its subsidiaries (or within six months following termination of employment due to disability), the Option theretofore granted to such person may be exercised, but only to the extent such Option was exercisable by the holder at the date of death (or, with respect to employees, the date of termination of employment due to disability) by the legatee or legatees of such person under such person's Last Will, or by such person's personal representative or distributees, within twelve months from the date of death but in no event subsequent to the expiration date of the Option.

     12.  Adjustments Upon Changes in Capitalization.

          If at any time after the date of grant of an Option, the Company shall by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by such Option and the price per share thereof shall be proportionately adjusted for any such change by the Committee whose determination thereon shall be conclusive.

          13.  Acceleration of Exercisability Upon Change in Control.

               Upon the occurrence of a "change in control" of the Company (as defined below), all outstanding Options shall become immediately fully exercisable. For purposes of the Plan, a "change in control" of the Company shall mean (i) the acquisition at any time by a "person" or "group" (as such terms are used Sections 13(d) and 14(d)(2) of the Exchange Act of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor or the Company; (ii) the termination of service of directors, for any reason other than death, disability or retirement from the Board of Directors, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period;
(iii) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger, consolidation or share exchange with a wholly-owned Subsidiary) or liquidation of the Company or any sale or disposition of 80% or more of the assets or earning power or the Company; or (iv) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation; provided, however, that no change in control shall be deemed to have occurred if, prior to such time as a change in control would otherwise be deemed to have occurred, the Company's Board of Directors deems otherwise.

          14.  Vesting of Rights Under Options.

               Neither anything contained in the Plan nor in any resolution adopted or to be adopted by the Committee, the Board of Directors or the stockholders of the Company shall constitute the vesting of any rights under any Option. The vesting of such rights shall take place only when a written Option Agreement, substantially in the form of the Incentive Stock Option Agreement attached hereto as Exhibit A or the Non-Incentive Stock Option Agreement attached hereto as Exhibit B, shall be duly executed and delivered by and on behalf of the Company and the person to whom the Option shall be granted.

          15.  Withholding Taxes.

               Whenever under the Plan shares are to be issued in satisfaction of the exercise of Options granted thereunder, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

     16.    Termination and Amendment.

            The Plan, which was adopted by the Board of Directors on February 6, 1997 and is subject to stockholder approval, shall terminate on February 6, 2007 and no Option shall be granted under the Plan after such date. The Board of Directors may at any time prior to such date terminate the Plan or make such modifications or amendments thereto as it shall deem advisable, provided, however, that shareholder approval shall be required:

     (i) to increase the number of shares reserved for issuance under the Plan;

     (ii) materially increase the benefits accruing to participants under the Plan;

     (iii) materially modify the requirements of eligibility for participation in the Plan; or

     (iv) if otherwise required to comply with the incentive stock option provisions of Section 162(m) of the Code or the listed company requirements of The Nasdaq Stock Market or of a national securities exchange on which the Common Stock is then traded, and, provided, further, that no modification or amendment shall adversely affect the rights of a holder of an Option previously granted under the Plan without such holder's written consent.

                                  PROXY CARD

                           NEXELL THERAPEUTICS INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 21, 2001


The undersigned hereby appoints RICHARD L. DUNNING and WILLIAM A. ALBRIGHT, JR., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Nexell Therapeutics Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Nexell Therapeutics Inc. to be held at the Doubletree Hotel, 90 Pacifica Avenue, Irvine, California on Thursday, June 21, 2001 at 9:00 a.m., Pacific Daylight Time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3.

(CONTINUED ON OTHER SIDE)

[X]  Please mark your vote as in this example.


PROPOSAL 1:  To elect a Board of eight directors.

     [_]  FOR all nominees         [_]  WITHHOLD                      Nominees:
          listed at right               AUTHORITY to vote             Richard L. Dunning
          (except as marked             for all nominees listed       Eric A. Rose, M.D.
          to the contrary below).       at right.                     Victor W. Schmitt
                                                                      C. Richard Piazza
                                                                      Joseph A. Mollica, Ph.D.
                                                                      Richard L. Casey
                                                                      Daniel Levitt, M.D., Ph.D.
                                                                      William A. Albright, Jr.

To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

_______________________________________________________________________________

PROPOSAL 2:  To increase the number of shares of Common Stock issuable under the
             Company's 1997 Incentive and Non-Incentive Stock Option Plan from 1,312,500 to 2,262,500.

     [_]  FOR                      [_]  AGAINST             [_] ABSTAIN

PROPOSAL 3:  To ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2001.

     [_] FOR                       [_]  AGAINST             [_]ABSTAIN

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. THANK YOU.

Signature(s):___________________________________________ Date:_______________

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

     [_]  If you plan on attending the meeting, please check this box.

     [_]  For comments, please check this box and write your comments below.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________